BVI Company Number: 1695796

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT
(NO. 16 OF 2004)

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

UMELOOK HOLDINGS LIMITED
你我看控股有限公司

Incorporated on the 14th day of February 2012

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004
(the "Act")

MEMORANDUM OF ASSOCIATION

OF

UMELOOK HOLDINGS LIMITED
你我看控股有限公司

NAME

1. (a) The name of the Company is UMELOOK HOLDINGS LIMITED and (你我看控股有限公司) is a combination of translation and transliteration in the Chinese language of the name of the Company in English.

   (b) In the event of any inconsistency, the name of the Company in English shall prevail.

COMPANY LIMITED BY SHARES

2. The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

REGISTERED OFFICE

3. The first registered office of the Company will be situated at the office of the registered agent which is at Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the registered office of the Company.

REGISTERED AGENT

4. The first registered agent of the Company will be NovaSage Incorporations (BVI) Limited of Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

GENERAL OBJECTS AND POWERS

5. Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

LIMITATIONS ON THE COMPANY'S BUSINESS

6. For the purposes of Section 9(4) of the Act the Company has no power to:

   (a) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

   (b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

   (c) carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

AUTHORISED SHARES

7. (a) The Company is authorised to issue a maximum of 50,000 shares of one class with a par value of US$1.00 each.

(b) The shares in the Company shall be issued in the currency of the United States of America.

(c) Each share in the Company confers on the holder:

(i) the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii) the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(iii) the right to an equal share in the distribution of the surplus assets of the Company.

REGISTERED SHARES ONLY

8. Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

AMENDMENTS

9. Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association.

We, NovaSage Incorporations (BVI) Limited of Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 14th day of February 2012.

Incorporator

Donald Lettsome / Ann Penn
Authorised Signatories
NovaSage Incorporations (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

UMELOOK HOLDINGS LIMITED
你我看控股有限公司

INTERPRETATION

1. References in these Articles of Association ("**Articles**") to the Act shall mean the BVI Business Companies Act, 2004. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

PRIVATE COMPANY

2. The Company is a private company, and accordingly:-

   (a) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

   (b) the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to fifty (50) PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member;

   (c) the right to transfer the shares of the Company shall be restricted in manner hereinafter prescribed; and

   (d) the Company shall not have power to issue share warrants to bearer.

SHARES

3. Every person whose name is entered as a member in the register of members, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

SHARES AND VARIATION OF RIGHTS

5. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the directors may determine.

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

7. Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

8. The directors may redeem any share issued by the Company at a premium.

9. If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11. Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

TRANSFER OF SHARES

12. Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

13. Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

TRANSMISSION OF SHARES

14. Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

(b) the appointment of a guardian of an incompetent member; or

(c) the appointment as trustee of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the register of members of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the register of members as the legal and or beneficial owner of the shares.

15. The production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b) the appointment of a guardian of an incompetent member; or

(c) the trustee of a bankrupt member; or

(d) the applicant's legal and or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

16. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

17. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

18. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

ACQUISITION OF OWN SHARES

19. Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

MEETINGS OF MEMBERS

20. The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

21. Seven (7) days notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting.

22. Notwithstanding Article 21, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

    (a) the total voting rights on all the matters to be considered at the meeting; or

    (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

    have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

23. The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice, shall not invalidate the meeting.

PROCEEDINGS AT MEETINGS OF MEMBERS

24. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

25. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

26. At every meeting the members present shall choose someone of their number to be the chairman (the "**Chairman**"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

27. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

28. At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a) by the Chairman; or

(b) by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote at the meeting.

29. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

30. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

31. In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

32. At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

33. Subject to the Memorandum of Association or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

34. If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

35. If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 32, the vote of that person whose name appears first among such voting joint holders in the register of members shall alone be counted.

36. Votes may be given either personally or by proxy.

37. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

38. Subject to Article 39 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

39. The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

40. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

41. Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one or more than fifteen.

42. The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed by the members or the directors for such terms as the members or directors may determine and may be removed by the members or the directors by way of a resolution.

43. Notwithstanding the provisions of Section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 42 or a resolution passed by the majority of the remaining directors.

44. A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

45. A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

46. A director, by writing under his hand deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 71 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

47. The directors may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

48. Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

49. The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

50. The office of director shall be vacated if the director:

(a) is removed from office by resolution of members; or

(b) is removed from office by resolution of the directors of the Company; or

(c) becomes disqualified to act as a director under Section 111 of the Act.

51. (a) A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

(b) A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

(c) No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 51 (d) below is followed.

(d) A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

(e) A director of the Company is not required to comply with Article 51(d) above if:

(i) the transaction or proposed transaction is between the director and the Company; and

(ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

(f) For the purposes of Article 51(d) above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

(g) Subject to Section 125(1) of the Act, the failure by a director to comply with Article 51(d) does not affect the validity of a transaction entered into by the director or the Company.

OFFICERS

52. The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

53. Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

54. Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

POWERS OF DIRECTORS

55. The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

56. The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

57. The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

58. Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

59. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

60. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

61. The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

62. The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

63. The directors may elect a chairman (the "**Chairman of the Board of Directors**") of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

64. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

65. A director shall be given not less than three (3) days notice of a meeting of the directors.

66. Notwithstanding Article 65, a meeting of directors held in contravention of Article 65 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

67. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

68. A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).

69. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

70. Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

71. A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

INDEMNITY

72. Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

SEAL

73. The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 3, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

74. Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in Section 56 of the Act.

75. Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid pro-rata according to the number of shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

76. The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

77. If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

78. Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

79. No distribution shall bear interest against the Company.

COMPANY RECORDS

80. The Company shall keep records that:

(a) are sufficient to show and explain the Company's transactions; and

(b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

81. The Company shall keep:

(a) minutes of all meetings of:

(i) directors,

(ii) members,

(iii) committees of directors, and

(iv) committees of members;

(b) copies of all resolutions consented to by:

(i) directors,

(ii) members,

(iii) committees of directors, and

(iv) committees of members;

(c) an imprint of the common seal at the registered office of the Company.

82. The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a) minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 81; and

(b) minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 81.

83. The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum of Association and Articles of the Company;

(b) the register of members maintained in accordance with Article 86 or a copy of the register of members;

(c) the register of directors maintained in accordance with Article 85 or a copy of the register of directors;

(d) copies of all notices and other documents filed by the Company in the previous ten years; and

(e) a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act.

84. (a) Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

    (i) within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

    (ii) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

    (b) Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

85. The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

86. The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

87. The records, documents and registers required by Articles 80 to 86 inclusive shall be open to the inspection of the directors at all times.

88. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

AUDIT

89. The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

90. The auditor may be a member of the company but no director or officer shall be eligible during his continuance in office.

91. Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

92. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented.

NOTICES

93. Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the register of members.

94. All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and notice so given shall be sufficient notice to all the holders of such shares.

95. Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

PENSION AND SUPERANNUATION FUND

96. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

WINDING UP

97. The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, the liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT TO ARTICLES

98. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members.

We, NovaSage Incorporations (BVI) Limited of Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 14th day of February 2012.

Incorporator

Donald Lettsome / Ann Penn
Authorised Signatories
NovaSage Incorporations (BVI) Limited


REGISTRAR OF CORPORATE AFFAIRS
FSC
BVI FINANCIAL SERVICES COMMISSION
REGISTERED

公司編號：1695796

英屬維爾京群島

《英屬維爾京群島商業公司法》

（二零零四年第 16 號）

UMELOOK HOLDINGS LIMITED

你我看控股有限公司

之

公司組織章程大綱與細則

在二零一二年二月十四日成立註冊

英屬維爾京群島

《英屬維爾京群島二零零四年商業公司法》
(「該法」)

UMELOOK HOLDINGS LIMITED
你我看控股有限公司

之

公司組織章程大綱

名稱

1. (a) 公司名稱爲 UMELOOK HOLDINGS LIMITED，而(你我看控股有限公司)乃英文公司名稱的中文譯名，可以是音譯、意譯或結合音譯和意譯的譯名。

   (b) 如中英文名稱有任何不一致，概以英文名稱爲準。

股份有限公司

2. 公司是一間股份有限公司。各股東之責任只限於其就所持股份未付清之款額。

註冊辦事處

3. 公司之首個註冊辦事處將位於註冊代理人辦事處，即 Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands，或董事或股東可不時決定作爲註冊辦事處之其他地方。

註冊代理人

4. 公司之首任註冊代理人將爲 NovaSage Incorporations (BVI) Limited，地址爲 Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands，或董事或股東可不時決定之其他註冊代理人。

一般目的與權限

5. 在不違反下文第 6 條的情況下，公司成立之目的不受限制，完全有權實行任何《英屬維爾京群島二零零四年商業公司法》、該法不時修訂之條文或英屬維爾京群島任何其他法例沒有禁止之目的。

公司業務之限制

6. 就該法第 9(4)條目的而言，公司無權：

   (a) 從事銀行或信託業務，除非已根據《一九九零年銀行信託公司法》獲發執照；

   (b) 從事保險或再保險、保險代理或保險經紀業務，除非已根據授權從事保險事業之成文法則獲發執照；

   (c) 從事公司管理業務，除非已根據《一九九零年公司管理法》獲發執照；

(d) 爲英屬維爾京群島公司提供註冊辦事處或註冊代理人服務；或

(e) 從事互惠基金、互惠基金經理或互惠基金管理人業務，除非已根據《一九九六年互惠基金法》獲發執照。

法定股份

7. (a) 公司有權發行最多 50,000 股某類別股份，每股面值一美元。

(b) 公司股份必須以美國貨幣發行。

(c) 公司每股股份賦予股份持有人以下權利：

(i) 在公司股東會議上或就公司任何股東決議案投一票之權利；

(ii) 根據該法平均分享公司任何股息之權利；及

(iii) 平均分享公司盈餘資產分配之權利。

只容許記名股份

8. 公司只可發行記名股份，無權發行不記名股份。記名股份不得交換或轉換爲不記名股份。

修訂

9. 在不違反該法規定的情況下，公司有權通過董事或股東決議案修訂或修改本組織章程大綱所載任何條件。

我們 NovaSage Incorporations (BVI) Limited（地址：Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands）現以公司註冊代理人之身分，向公司註冊處長申請在二零一二年二月十四日成立註冊本公司。

成立註冊人

Donald Lettsome / Ann Penn
獲授權簽署人
NovaSage Incorporations (BVI) Limited

英屬維爾京群島

《英屬維爾京群島二零零四年商業公司法》

UMELOOK HOLDINGS LIMITED
你我看控股有限公司

之

公司組織章程細則

釋義

1. 在本組織章程細則（「細則」）內提及該法，即指《英屬維爾京群島二零零四年商業公司法》。下列細則爲公司細則。一切該法有界定意義之字詞在本細則內將具有相同意義，除非文義另有規定，否則單數字詞將包括眾數意義，相反亦然，陽性字詞將包括陰性和中性意義，而提及人士，即包括法人組織和所有具備法律存在地位之法律實體。

私人公司

2. 公司爲一間私人公司，所以：

   (a) 禁止邀請公眾人士認購公司任何股份或債券；

   (b) 公司股東人數不得超過五十名（不包括受僱於公司之人士，亦不包括先前受僱於公司而在受僱期間及在終止受僱之後一直作爲公司股東之人士），但前提是，假如兩名或以上人士聯名持有公司一或多股股份，該等人士就本細則而言須被視爲一名股東；

   (c) 轉讓公司股份之權利受限於本文所列規定；及

   (d) 公司無權發行不記名認股權證。

股份

3. 姓名/名稱載於股東名冊之記名股份持有人有權免費獲得一張由公司董事簽署或已加蓋公司鋼印但可能不包括公司董事或高級職員簽署之股票，列明股東所持股份和股份面值，但公司不一定要就由多人聯名持有之股份發出超過一張股票，而且把一張股票送交該些聯名持有人其中一人已足以表示已把股票送交全部持有人。

4. 股票如有損壞或遺失，公司可在有關人士出示已損壞股票或股票已遺失之足夠證據，並作出董事認爲合理要求之賠償後，更換有關股票。收取股票之任何股東，必須就持有有關股票人士不正當或欺詐使用股票或作出不正當或欺詐陳述而導致公司或公司高級職員蒙受之損失或責任作出賠償，並確保公司或公司高級職員不受損害。

股本與權利之改變

5. 在不違反本細則所列規定的情況下，公司之未發行股份，不論是原來之法定股份還是任何增設之法定股份之一部份，均由董事處置。董事可提出要約、配發、授予選擇權或以其他方式處置股份，有關條款和條件、代價、時間及對象均由董事決定。

6. 在不影響任何現有股份或現有類別股份持有人之前已獲授之特別權利的情況下，公司可按董事不時之決定發行不論是否附帶股息、投票權或其他方面之優先、遞延或其他特別權利或限制之任何股份。

7. 在不違反該法相關規定的情況下，股份可按可予贖回條款發行，或公司可按董事在股份發行之前或當時決定之條款和方式選擇贖回股份。

8. 董事可以溢價贖回公司發行之任何股份。

9. 假若在任何時間公司有權發行超過一個類別之股份，除非該類別股份發行條款另有規定，否則無論公司是否正被清算，任何類別股份附帶之權利都可以在獲得不少於四分之三該類別已發行股份持有人，以及不少於四分之三受影響之任何其他類別已發行股份持有人書面同意後，予以更改。

10. 除非該類別股份發行條款另有明確規定，否則任何附帶優先或其他權利之股份類別持有人獲授之權利，於增設或發行更多同等股份時，不得被視爲已被改變。

11. 除非該法規定，否則公司不會承認任何人士透過任何信託形式所持有之股份，即使公司已收到有關通知也不會以任何方式被約束或被迫承認存於任何股份之任何衡平法權益的、待確定的、未來或部份的利益，或股份任何零碎部份之任何利益，或除非本細則或該法有所規定，公司不會承認任何股份之其他權利，但註冊股份持有人就全部股份享有之絕對權利除外。

股份轉讓

12. 轉讓公司股份需要一份經轉讓人簽署並列明受讓人姓名/名稱和地址之轉讓文書。假如登記成爲股份持有人對受讓人構成需要向公司承擔之責任，則受讓人也要簽署轉讓文書。記名股份轉讓文書必須送交公司以作登記。

13. 在不違反組織章程大綱、本細則和該法第 54(5)條的情況下，除非董事決議拒絕或延遲股份轉讓登記（原因必須在決議案上列明），否則公司必須在收到轉讓文書後把受讓人之姓名/名稱納入股東名冊。

股份傳送

14. 在不違反該法第 52(2)和 53 條的情況下，已去世股東之遺囑執行人或遺產管理人、沒有足夠能力股東之監護人或破產股東之受託人將爲公司唯一會承認對有關股份享有任何擁有權之人士，可是只有在任何公司股東去世、破產或變成沒有足夠能力而導致公司再無任何董事或股東時，向公司在英屬維爾京群島之註冊代理人出示任何文件以合理證明申請人有權：

(a) 獲授遺囑認證書或遺產管理證明書，或獲確認委任爲已去世股東之遺囑執行人或遺產管理人（視情況而定）；或

(b) 獲委任爲沒有足夠能力股東之監護人；或

(c) 獲委任爲破產股東之受託人；或

(d) 出示任何其他文件合理證明申請人對股份之實益擁有權或享有權，

連同（如註冊代理人要求）已去世、破產或沒有足夠能力股東經公證人認證之股票副本、保障註冊代理人之賠償書以及就海外法院所發任何文件給予之合適法律意見之後，即使有關遺產管理人、遺囑執行人、監護人或破產受託人（視情況而定）姓名/名稱未被納入公司股東名冊，仍可在申請人通過書面決議案，加上註冊代理人書面批准後獲委任爲公司董事或登記在股東名冊上作爲股份之合法及或實益擁有人。

15. 向公司出示任何文件能合理證明：

(a) 獲授遺囑認證書或遺產管理證明書，或獲確認委任爲已去世股東之遺囑執行人；或

(b) 獲委任爲沒有足夠能力股東之監護人；或

(c) 爲破產股東之受託人；或

(d) 申請人對股份之合法和或實益擁有權，

將獲公司接納，即使該已去世、沒有足夠能力或破產股東已遷移到英屬維爾京群島境外（如該些文件是由某個對有關事情具司法管轄權之海外法院發出）。爲確定某海外法院對有關事情是否具司法管轄權，董事可取得合適之法律意見。董事還可規定遺囑執行人、遺產管理人、監護人或破產受託人作出賠償保證。

16. 任何人士若藉法律之實施或其他原因在任何股東逝世、變得沒有足夠能力或破產後享有其股份，可在提供董事合理要求出示之證據後登記成爲股東。任何將被登記成爲股東之人士提出之申請就所有目的而言將被視爲轉讓已去世、沒有足夠能力或破產股東之股份，而董事也必須視此爲股份轉讓。

17. 任何人士若因某股東逝世、變得沒有足夠能力或破產而享有其股份，該人士可選擇非以自己名義登記爲股份持有人，並以書面方式要求指定某人登記爲股份轉讓受讓人，而這情況同樣要被視爲股份轉讓。

18. 某人士如何才屬於沒有足夠能力，要由法院根據案件所有相關證據和情況決定。

獲取本身之股份

19. 在不違反該法相關規定的情況下，董事可代表公司按其認爲合適之任何代價購買、贖回或以其他方式取得公司本身之任何股份，並取消或持有該些股份作爲庫存股份。董事可按其不時決定之條款與條件處置任何庫存股份，也可購買或以其他方式取得股份以交換公司新發行股份。

股東會議

20. 董事可在其認爲有需要或合適之時間地點並按其認爲有需要或合適之方式召開公司股東會議，他們須在有權就會議事項行使最少百分之三十投票權之股東提交書面要求後召開會議。

21. 會議通知要列明會議地點、日期、時間和會議處理事務之大致性質，並最少在會議舉行之前七天按本文所述方式發送予通知發出當日名列公司股東名冊而且有權在會上投票之人士。

22. 即使第 21 條有任何規定，在下述情況下違反會議通知相關規定之股東會議仍然有效：

(a) 持有會議所處理事務相關總投票權；或

(b) 有權按股份類別或系列投票之各類別或系列股東所投票數連同餘下票數之絕大多數票，

當中百分之九十之股東同意毋須發出會議通知，而因此股東出席會議即被視爲其同意毋須發出會議通知。

23. 董事因無心之失而未能向股東發出會議通知，或股東收不到通知不會使會議無效。

股東會議議事程序

24. 除非在開會時出席股東達法定人數，否則會議不能處理事務。法定人數包括親自出席或派投票代表出席會議，達有權行使最少百分之五十各類別或系列有權作爲某類別或系列表決股份之投票權，以及餘下賦權投票之股份之持股人達相同比例。

25. 若在預定開會時間半小時內出席人數仍未達法定人數，會議將會解散。

26. 在會上，出席股東得互選推舉主席（「主席」）。若股東因任何理由未能選出主席，出席會議並代表最多投票股份者將成會議主席，如沒有，則由會上最年長之個人股東擔任主席，如沒有，則親自或派投票代表出席會議之最年長股東將成會議主席。

27. 主席可在會眾同意的情況下延會至另一時間和地點，但任何延會除討論產生該延會之會議上未完成之事項外，不得討論其他事項。

28. 在任何會議上，除非在宣布舉手投票結果或之前下列人士要求按股數投票，否則決議案將以舉手投票方式決定，以過半數人贊成爲準：

    (a) 主席；或

    (b) 親自或派投票代表出席，持有不少於十分之一由公司發行之投票股份並有權在會上投票之任何股東。

29. 除非有人提出按股數投票，否則主席宣布某決議案已透過舉手投票方式通過，且記錄於公司會議紀錄冊，即成該事實不可推翻之證據，不必提供贊成或反對票數目或比例之證明。

30. 如已正式要求按股數投票方式表決，投票表決將以主席指示之方式進行，表決結果將成爲提出要求按股數投票方式表決之該會議之決議案。按股數投票方式表決之要求可予撤回。

31. 如遇票數相同的情況，不論是以舉手投票還是按股數投票方式表決，以舉手或要求按股數投票方式表決之該會議主席有權投第二票或決定票。

股東投票

32. 不論是以舉手投票還是按股數投票方式表決，在各股東會議上，親自或派投票代表出席之股東就其持有之每股投票股份享有一票之投票權。

33. 在不違反組織章程大綱或本細則的情況下，公司股東在股東會議上能做到的，同樣可以在不發任何通知下，透過股東書面同意之決議案或多種電報或其他書面電子通訊方式做到。

34. 因應任何精神不健全股東委任之委員會可代該股東投票。

35. 若兩名或以上人士聯名持有記名股份，而且當中超過一人親自或派投票代表在股東會議上投票，或根據第 32 條條款投票，則只計算該些聯名持有人當中名列股東名冊較先位置之該名股東所投的票。

36. 股東可以親自或派投票代表投票。

37. 有關人士必須在投票代表擬出席投票之該會議預定時間前在開會地點出示投票代表委任書。

38. 在不違反下文第 39 條的情況下，委任投票代表之委任書必須以會議主席接納爲可以妥善地證明委任投票代表之股東意願之形式編製。

39. 委任投票代表之委任書必須爲書面文件，由委任人親自簽署，若委任人是法人組織或聯名持有人以外之其他法律實體，則須由該法人組織或法律實體正式授權之個人簽署。若獲授權之投票代表在任何會議上投票，該會議之主席可要求在七天內出示有關授權證明之公證人認證本，未能出示證明者其所投之票將被廢除。

派代表出席會議之法人組織

40. 若公司股東是法人組織或其他法律實體，可以通過董事決議案或由其他規管機構授權其認爲合適之人士擔任任何股東或任何類別股東會議代表，而獲授權之人士有權代表該法人組織行使該法人組織作爲公司個人股東可行使之權力。

董事

41. 在不違反其後任何董事人數修訂的情況下，董事人數爲最少一名，最多十五名。

42. 首任董事必須由公司註冊代理人委任，其後則由董事或股東按其決定之任期委任。股東或董事也可通過決議案把董事免職。

43. 即使該法第 114 條有任何規定，各董事將留任至其繼任人上任或直至其於任期屆滿前去世、辭職或被股東按第 42 條或被其餘董事大多數贊成通過決議案免職爲止。

44. 董事局如有空缺，可通過股東決議案或其餘董事大多數贊成之決議案塡補空缺。

45. 董事不一定要有資格股，但仍有權出席任何股東會議和公司任何類別股份持有人召開之任何其他會議，並在會上發言。

46. 董事可簽署文件並親手寄存在公司之註冊辦事處，以不時委任另一董事或他人爲其候補人。各候補董事有權就委任其作爲候補董事之該董事未能親自出席之會議獲發董事會議通知，以董事身分出席有關會議並在會上投票，而且具備並有權行使作出委任的該董事之一切權力、權利、職務和權限。各候補董事將被視爲公司之高級職員，而不會被視爲作出委任的該董事之代理人。若向董事發出通知而造成不當之延遲或困難，而該通知乃根據第 71 條尋求有關董事通過決議案批准某事項，則該董事之候補人（如有）有權代表該董事就有關決議案示意批准。候補董事酬金將從作出委任的該董事之酬金撥款支付，而且須包括候補董事與作出委任之該董事最後協商同意之該部份酬金。董事可簽署文件並親手寄存在公司之註冊辦事處，隨時撤銷委任候補人。若董事去世或不再擔任董事，其委任之候補人也將停止擔任候補人。

47. 董事可通過決議案就董事以任何身分向公司提供或將會提供之服務釐定董事薪酬。董事也可在董事決議批准的情況下，獲支付往返出席董事或董事委員會會議或股東會議或與公司業務有關之一切合理車馬費、酒店和其他費用。

48. 按要求爲公司出差或被派駐海外，或所提供之服務被董事局認爲超越一般董事職務之董事，在董事決議批准的情況下，可額外獲支付酬金（不論以薪金、佣金、參與利潤分享或其他形式支付）。

49. 按公司要求在公司享有權益之任何公司擔任任何職位（包括董事）或向該些公司提供服務之董事，可在董事決議批准的情況下，就有關職務或服務獲支付酬金（不論以薪金、佣金、參與利潤分享或其他形式支付）。

50. 董事將在以下情況離任：

(a) 股東通過決議案將其免職；或

(b) 公司董事通過決議案將其免職；或

(c) 根據該法第 111 條失去董事資格。

51. (a) 董事可同時擔任公司任何其他職位或有收益之職位（核數師除外），並可以專業身分按董事安排之薪酬和其他條款行事。

(b) 董事可擔任或成爲由公司籌辦或公司從中享有權益的任何公司之董事或高級職員，或作爲股東或以其他身分就該些公司享有權益，而董事不必爲其作爲該些公司董事或高級職員或其就該些公司所享權益收取之任何酬金或其他福利作出交代。董事也可按其認爲合適之方式就各方面行使公司持有或擁有之任何該些公司股份所賦予之投票權，包括投票贊成任何對其或他們當中某些人士作出委任或委任該些公司董事或高級職員之決議案，或投票或向該些其他公司之董事或高級職員支付酬金之決議案。即使董事可能或即將是該些公司之董事或高級職員，仍可投票贊成以上述方式行使有關投票權，以及以任何其他與或可能與如此行使該些投票權有利害關係之方式行使有關投票權。

(c) 董事以供應商、買家或其他身分與公司訂立合約，對其董事資格不構成影響，而任何該些由或代表公司訂立，董事從中以任何方式享有權益之合約或安排也不會被視爲無效，且任何訂立合約或享有權益之董事也無責任因其董事身分或所建立之受信關係就該些合約或安排之利潤向公司作出交代，但前提是必須跟從下文第 51(d)條所載程序。

(d) 公司董事必須在其知悉其就公司已經或將進行之交易中享有權益後，即時向董事局披露。

(e) 在下列情況，公司董事不必遵守上文第 51(d)條之規定：

(i) 該交易或擬作之交易雙方爲董事與公司；及

(ii) 該交易或擬作之交易乃或將在公司一般業務運作過程中按慣常之條款及條件進行。

(f) 就上文第 51(d)條目的而言，向董事局表示某董事爲另一列明名稱之公司或其他人士之股東、董事、高級職員或受託人，而且董事將被視爲就任何在記錄或披露日期後可能與該公司或人士進行之交易享有權益，便足以被視爲已披露該交易。

(g) 在不違反該法第 125(1)條規定的情況下，董事未能遵守第 51(d)條將不會影響董事或公司進行的交易之有效性。

高級職員

52. 董事可通過董事決議案在其認爲有需要或合適之時間委任公司之高級職員，這些高級職員可包括一名總裁、一或多名副總裁、秘書和司庫各一名及/或不時被認爲合宜之其他高級職員。高級職員必須履行其獲委任時規定之職責或其後經董事修訂之職責，但在尚未有明確職責分配的情況下，總裁有責任管理公司日常事務，副總裁則按資歷在總裁缺席時替任，但在其他情況下則履行總裁授權之職務，秘書保存名冊/登記冊、會議紀錄和公司紀錄（財務紀錄除外）並確保公司遵循一切法律程序上之要求，而司庫則負責處理公司之財務事宜。

53. 任何人士可擔任超過一個職位，而高級職員不必爲公司董事或股東。高級職員將任職直至被董事免職爲止，不論是否有委任繼任人。

54. 身爲法人團體之任何高級職員可委任任何人士爲其正式授權代表，以代表處理高級職員之任何事務。

董事之權力

55. 公司業務由董事管理，董事可支付一切組織註冊公司之費用，並可行使一切除依該法或本細則規定隸屬於公司股東之管理、指引和監督公司事務之權力，但前提是必須符合本細則授權和該法許可之任何權力轉授以及股東決議案所列規定，但股東決議案所列規定如與本細則有衝突或使董事之前所作本屬有效之行動變成無效，將不得作準。

56. 董事局可按其認爲合適之條款、條件與限制，把其行使之權力交託賦予任何董事或高級職員，該些交託賦予之權力可一同與或豁除董事局之權力行使，而且董事局可不時撤銷、撤回、變更或更改一切或任何該些權力。在不違反該法第 110 條規定的情況下，董事可在其認爲合適時向由一或多名董事組成之委員會轉授其任何權力，按此組成之任何委員會在行使該些權力時必須遵守任何董事或該法條文可能規定之規則。

57. 董事可不時以授權書按其認爲合適之期限和條件委任任何公司、商行或人士或團體爲公司之受權人，爲其認爲合適之目的授予合適之權力、權限和酌情權（不得超越董事根據本細則獲賦予或可行使之權力）。

58. 本身爲法人團體之董事可委任任何人士爲其正式授權代表，以代表出席董事會議，並處理董事之事務。

59. 所有支票、本票、匯票和其他可轉讓票據，以及一切支付公司款項之收據須根據董事不時通過決議案決定之方式簽署、提取、接納、背書或以其他方式簽立（視情況而定）。

60. 董事可行使一切公司之權力，以進行借款或按揭抵押其事業和財產，發行債券、債權股證和其他證券以借款或作爲公司或任何第三方債務或責任之保證。

61. 即使董事局有任何空缺，在任董事仍可行事，除非董事人數已被定爲兩名或以上，而且董事局因出現空缺而使在任董事只有一人，在這情況下則該名董事有權爲委任另一名董事而獨自行事。

董事處事程序

62. 董事局會議和任何董事委員會會議將在董事決定之地方舉行。

63. 董事可選出會議主席（「董事局主席」）並決定其任期。如未能選出董事局主席，或在任何會議預定開會時間董事局主席未能出席，出席董事可互選推舉該會議之董事局主席。如董事因任何原故未能選出董事局主席，則出席會議之最資深董事將以董事局主席身分主持會議。

64. 董事可在其認爲合適時開會處理事務、順延會議並以其他方式進行會議。任何在會議上提出之問題將以投票表決，大多數出席人士之決定視爲會議之決定。如遇上票數相同的情況，則會議主席可投第二票或決定票。董事可隨時召開董事會議。如公司只有一名董事，本文有關董事會議之條文將不適用，但該名唯一董事將完全有權就一切事情代表公司行事，而且可就一切需要董事決議案批准之事務簽署摘要書代替會議紀錄，而該摘要書將就一切目的而言，足以構成有關決議案之足夠證據。

65. 董事將就董事會議獲發不少於三天之通知。

66. 即使第 65 條有任何規定，只要有權在會上投票之大部份董事同意不必發會議通知，沒有按第 65 條進行之董事會議仍然有效，因此，董事出席會議即被視爲其已同意不必發會議通知。

67. 因無心之失而未能向某董事發出會議通知，或董事收不到通知不會使會議無效。

68. 若會議開始時有不少於三分之一董事（最少二人，若只有一名董事，則最少一人）親自或派候補人出席，則就一切目的而言將正式組成董事會議。

69. 假如會議預定開會時間半小時內出席人數仍未達法定人數，則會議將予解散。

70. 董事局或董事委員會任何一或多名成員可透過電話會議或使用類似通訊設備參與董事局或董事委員會會議，只要參與會議之所有人士都能即時互相溝通，則參與以類似方式進行之會議將構成已親自出席會議。

71. 經大多數當時有權獲發董事會議或董事委員會會議通知之董事批准，並以書面、傳真或其他書面或電子通訊方式編製成一或多份文件之決議案，將有如在正確召開及舉行（但不需任何通知）之董事會議或董事委員會會議上通過之決議案一樣有效。

賠償

72. 在不違反該法規定的情況下，公司可就下列人士涉及之法律、行政或調查程序相關裁決、懲罰、和解需付款項以及當中需合理支付之一切費用（包括法律費用）作出賠償：

(a) 某人因其正在或曾經擔任公司董事而涉及或曾涉及或即將涉及任何即將審理、待審或審結之民事、刑事、行政或調查程序；或

(b) 按公司要求，正在或曾經爲另一公司或合伙公司、合資企業、信託或其他企業擔任董事，或正在或曾經以任何其他身分爲該些機構行事。

鋼印

73. 董事必須安全保管公司鋼印。除第 3 條之規定，否則在任何文書上加蓋鋼印必須由公司董事或高級職員或董事不時授權之任何其他人士見證。董事可準備鋼印摹本並批核任何董事或獲授權人士之簽署，以打印或其他形式複製在任何文書上，兩者與根據上文所列方式在文書上加蓋鋼印以及親筆簽署具相同效力。

分配

74. 在不違反該法規定的情況下，若公司董事有合理理據信納公司在緊隨分配之後仍能符合該法第 56 條所定償債能力驗證規定，便可通過決議案批准公司按其認爲合適之時間和數目向其認爲合適之任何股東進行分配。

75. 在不影響有權就分配享有特別權利之股份持有人權益的情況下，一切分配必須根據已發行股份數目按比例宣派與支付，但在分配宣派當日由公司持有作爲庫存股份的除外。

76. 董事可在建議進行分配之前從公司利潤撥出其認爲合適之部份作爲盈餘準備，並可酌情把盈餘準備用於公司業務或投資於其不時認爲合適之投資項目上。

77. 假如多名人士登記爲任何股份之聯名持有人，他們當中任何一人可就股份任何分配或其他應付款項發出有效之收據。

78. 各股東必須獲發按本文規定方式發出之分配通知，而宣派後三年仍未領取之分配可被董事爲公司利益著想而沒收。

79. 分配不附帶利息。

公司紀錄

80. 公司保存之紀錄必須爲：

(a) 足以反映和解釋公司進行之交易；及

(b) 能隨時合理準確地決定公司之財務狀況。

81. 公司必須保存：

(a) 下列會議之一切會議紀錄：

(i) 董事會議，

(ii) 股東會議，

(iii) 董事委員會會議，及

(iv) 股東委員會會議；

(b) 經下列人士同意之一切決議案：

(i) 董事，

(ii) 股東，

(iii) 董事委員會，及

(iv) 股東委員會；

(c) 鋼印式樣於公司註冊辦事處。

82. 公司必須把下列紀錄存放在其註冊代理人辦事處或董事可能決定之其他英屬維爾京群島境內或境外地方：

(a) 根據第 81 條保存之股東決議案和會議紀錄；及

(b) 根據第 81 條保存之董事和董事委員會決議案和會議紀錄。

83. 公司必須把下列文件存放在其註冊代理人辦事處：

(a) 公司之組織章程大綱與細則；

(b) 根據第 86 條保存之股東名冊或股東名冊副本；

(c) 根據第 85 條保存之董事名冊或董事名冊副本；

(d) 公司在過去十年內存檔之所有通知和其他文件副本；及

(e) 公司根據該法第 162(1)條保存之抵押登記冊副本。

84. (a) 若公司把股東名冊或董事名冊之副本存放在其註冊代理人辦事處，便必須

(i) 在名冊有任何改動時在十五天內以書面方式通知註冊代理人有關改動；及

(ii) 向註冊代理人提供股東名冊正本或董事名冊正本實際存放地址之書面紀錄。

(b) 若股東名冊正本或董事名冊正本之存放地點有任何改動，公司必須在十四天內向註冊代理人提供新存放地之實際地址。

85. 公司必須保存一份董事名冊，列述公司董事姓名/名稱和地址、名冊上各董事獲委任之日期、其停止擔任公司董事之日期，以及其他可能規定之資料。

86. 公司必須保存一份資料準確完整之股東名冊，載述所有記名股份持有人全名/全名稱和地址、各人所持之各類別系列記名股份數目、其姓名/名稱被納入股東名冊之日期，以及在適用時還要包括其停止持有公司記名股份之日期。

87. 第 80 至 86 條規定之紀錄、文件和名冊/登記冊可隨時供董事查閱。

88. 董事要不時決定公司紀錄、文件和名冊/登記冊或當中任何部份是否可供非身爲董事之公司股東查閱，以及查閱之程度、時間、地點和條件。除非該法賦權或經董事決議案批准，否則非身爲董事之公司股東無權查閱任何公司紀錄、文件或名冊/登記冊。

審計

89. 董事可通過決議案，要求由其按不時同意的酬金委任之核數師查核公司帳目。

90. 核數師可以是公司股東，但董事或高級職員不得於其在任時擔任核數師。

91. 公司各核數師有權隨時查閱公司帳冊，並有權要求公司高級職員提供所需資料和解釋，以盡其查核責任。

92. 核數師報告應附加於公司帳目，而核數師有權被通知及出席任何呈遞公司經審計損益帳和資產負債表之會議。

通知

93. 送交股東之任何通知、資料或書面報表須以郵寄方式（如可行，以空郵方式寄發）寄往其登記在股東名冊之地址。

94. 送交聯名記名股份持有人之所有通知將發給他們當中名列股東名冊較先位置之該名股東，而以上述方式發送之通知將足以代表已通知所有有關股份持有人。

95. 如以郵寄方式發通知，只要證明地址正確而且寄出時已繳付郵費便屬足夠，該通知將被視爲自寄出當日起計十天內送達。

退休金與離職金

96. 任何正在或曾經受僱於公司、公司之附屬公司、與公司或其附屬公司有聯繫或關聯之公司，或正在或曾經擔任公司或上述公司之董事或高級職員，或正在或曾經在公司或上述公司擔任受薪職位，或公司或上述公司現在或曾經關注其福利之任何人士，或任何上述人士之妻子、遺孀、家人和受養人，董事可爲他們之利益著想成立維持或促致成立維持任何非供款性或供款性退休金或離職金，或向上述人士發放或促致發放捐贈、恩恤金、退休金、津貼或薪酬，並爲其支付保險費，而且可自行或與上述其他公司一起進行上述行動。擔任上述任何職務之董事有權參與並爲其自己之利益保留上述任何捐贈、恩恤金、退休金、津貼或薪酬。

清算

97. 若公司沒有負債並能償還到期債務，便可根據該法第 XII 部進行自願清算。如公司進行清算，清算人可根據股東決議案把公司資產全部或任何部份以實物形式分配給各股東，不論資產是否由同類財產組成，並可就該目的對如上分配之任何財產釐定其認爲公平之價值，並可決定如何分配予股東或不同類別股份之股東。清算人還可在其認爲合適的情況下把任何該些資產之全部或任何部份以有利於分擔人之信託形式授予受託人，但不得導致任何股東被迫接納附帶任何責任之任何股份或其他證券。

修訂組織章程細則

98. 公司可不時通過股東決議案或董事決議案，更改或修訂本細則所列原有或經修訂之條件。

我們 NovaSage Incorporations (BVI) Limited（地址：Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands）現以公司註冊代理人之身分，向公司註冊處長申請在二零一二年二月十四日成立註冊本公司。

成立註冊人

Donald Lettsome / Ann Penn
獲授權簽署人
NovaSage Incorporations (BVI) Limited

REGISTRAR OF CORPORATE AFFAIRS
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BVI FINANCIAL SERVICES COMMISSION